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                                                                     Exhibit 1.2

                     FIRST AMENDMENT TO UNDERWRITING AGREEMENT


     THIS FIRST AMENDMENT TO UNDERWRITING AGREEMENT (the "Amendment") dated as of May 4, 1999, is entered into by bright-technologies.com, inc., a Delaware corporation (the "Company") and ROCKCREST SECURITIES L.L.C., a Texas limited liability company (the "Underwriter").

                                  R E C I T A L S:


     1. The Company and the Underwriter have entered into an Underwriting Agreement dated April 30, 1999 (the "Underwriting Agreement").

     2. The Company and the Underwriter now desire to amend the Underwriting Agreement and confirm the continued legality, validity and binding effect of the Underwriting Agreement, as amended by this Amendment.

     NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                     ARTICLE I.

                                     Amendments

     The Underwriting Agreement is amended as follows:

          (a) Introduction. Effective as of the date hereof, the Introduction of the Underwriting Agreement is amended to read in its entirety as follows:

          "bright-technologies.com, inc., a Delaware corporation (the "Company"), has an authorized capitalization of 30,000,000 shares of common stock, par value $0.001 per share (the "Common Stock") and 5,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"), of which 6,000,000 shares of Common Stock and no shares of Preferred Stock are currently issued and outstanding. This Agreement contemplates that Rockcrest Securities L.L.C. (sometimes referred to herein as the "Underwriter"), pursuant to the terms of this Agreement, will us its best efforts to sell, for the account of the Company, a minimum of 1,000,000, and a maximum of 1,800,000, shares of Common Stock at a price of $5.00 per share. The term "Shares", as used herein, includes as many of the shares of Common Stock as are issued and sold pursuant to the terms hereof, unless the context indicates otherwise.

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          The Company hereby confirms as follows its agreement with you in connection with the proposed offer and sale of the Shares:"

          (b) Section 2(b)(ii). Effective as of the date hereof, Section 2(b)(ii) of the Underwriting Agreement is amended to read in its entirety as follows:

          "such funds are returned directly to the persons who subscribe for the Shares, with interest thereon; all in accordance with the terms of an escrow agreement to be entered into prior to the Effective Date."

          (c) Section 2(c). Effective as of the date hereof, Section 2(c) of the Underwriting Agreement is amended to read in its entirety as follows:

          "On or before the fifth business day following the Company's and the Underwriter's receipt of notification from the escrow agent that it has received cash or cleared funds for 1,000,000 Shares during the Offering Period, the initial closing on the sale of such Shares shall occur at a time and place agreed upon by the Company and the Underwriter, provided that the other conditions to Closing set forth in Section 7 hereof have been satisfied. The date of such closing is referred to herein as the "Initial Closing Date" and such closing is referred to as the "Initial Closing." At the Initial Closing, the Company will deliver to the Underwriter the certificates for the Shares (in such denominations and in such names as the Underwriter shall request upon at least 48 hours prior written notice) against payment to the Company by the escrow agent, on behalf of the purchasers of such Shares (by wire transfer or other immediately available funds acceptable to the Company), of the public offering price of such Shares, less (i) the Underwriter's selling commission equal to ten percent (10%) of the public offering price of such Shares and (ii) the difference between the Expense Allowance (as hereinafter defined) minus the Advance (as hereinafter defined) (such difference is referred to hereinafter as the "Net Expense Allowance"). Such commission and Net Expense Allowance shall be paid to the Underwriter by the escrow agent at the Initial Closing.

          (d) Section 2(d). Effective as of the date hereof, Section 2(d) of the Underwriting Agreement is amended to read in its entirety as follows:

          "Following the Initial Closing, the Company and the Underwriter shall mutually agree upon the time and place for additional closings on Shares sold during the balance of the Offering Period and shall instruct the escrow agent, in writing signed by both the Company and the Underwriter, to make payment for any Shares as to which a closing shall occur to the Company, less the 10% selling commission payable to the Underwriter for such Shares and the Net Expense

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     Allowance against delivery to the Underwriter by the Company of certificates for the Shares sold at such closing. Such commission and Net Expense Allowance shall be paid to the Underwriter by the escrow agent at such closing."

          (e) Section 5(b). Effective as of the date hereof, Section 5(b) of the Underwriting Agreement is amended to read in its entirety as follows:

          "The Company shall pay to the Underwriter a nonaccountable expense allowance equal to one percent (1%) of the total proceeds of the offering (the "Expense Allowance") of which $25,000 in cash (the "Advance") has been paid prior to the execution of this Agreement; provided, however, that in the event the sale of the Shares is not consummated or this Agreement is terminated for any reason, the Company's liability to the Underwriter for the Expense Allowance shall not exceed such Advance. The Underwriter agrees that the Advance shall not be used to cover Underwriter's general overhead, salaries, supplies or similar expenses of Underwriter incurred in the normal conduct of its business. Notwithstanding the foregoing, upon completion of the offering contemplated hereby, whether or not Shares are sold, or prior termination of this Agreement for any reason, the Underwriter shall account to the Company for its expenditures of the Advance and refund to the Company any portion of such Advance not actually expended by Underwriter in connection with the transactions contemplated hereby."

                                    ARTICLE II.

                                   Ratifications

     The terms and provisions of the Underwriting Agreement, as modified by this Amendment, are hereby ratified and confirmed and shall continue in full force and effect. The parties hereto acknowledge and agree that the Underwriting Agreement, as amended hereby, is and shall remain in full force and effect and is and shall continue to be the legal, valid and binding obligation of each of them, as applicable, enforceable against each of them in accordance with their respective terms.

                                    ARTICLE III.

                                   Miscellaneous

     Section 3.1. References to Underwriting Agreement. The Underwriting Agreement and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Underwriting Agreement, as amended hereby, is hereby amended so that any reference therein to the Underwriting Agreement shall mean a reference to the Underwriting Agreement, as amended hereby.

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     Section 3.2.   Further Assurances.  Each of the parties agrees that at any time and from time to time, upon the written request of the other party, it will execute and deliver such further documents and do such further acts and things as the other party may reasonably request in order to fully effect the purposes of this Amendment.

     Section 3.3. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

     Section 3.4. Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

     SECTION 3.5. ENTIRE AGREEMENT. THE UNDERWRITING AGREEMENT, AS AMENDED HEREBY, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     Section 3.6. Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.


EXECUTED as of the date first written above.

                              bright-technologies.com, inc.


                              By:/S/ Joseph C. Passalaqua
                                 -----------------------------------------------
                              Name:  Joseph C. Passalaqua
                              Title:  Chief Executive Officer

                              ROCKCREST SECURITIES L.L.C.


                              By:/S/ James S. Harris
                                 -----------------------------------------------
                              Name:  James S. Harris
                              Title:  President

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